Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615)-890-9100

NHI to Present at Jefferies 2013 Global Healthcare Conference

MURFREESBORO, Tenn.--(May 28, 2013)-- National Health Investors, Inc. (NYSE: NHI) is pleased to announce participation in the Jefferies 2013 Global Healthcare Conference in New York City. Justin Hutchens, CEO and President, and Roger Hopkins, Chief Accounting Officer, will present to the investment community on Wednesday, June 5, 2013, at 10 a.m. ET. A link to this webcast can be found on the Company’s website at www.nhireit.com as well as http://wsw.com/webcast/jeff77/nhi/.

National Health Investors, Inc. is a healthcare real estate investment trust specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI's investments include assisted living, senior living campuses, independent living, skilled nursing facilities, medical office buildings, and hospitals. Find additional information about NHI at www.nhireit.com.